Exhibit 5.1
July 12, 2011
PAA Natural Gas Storage, L.P.
   333 Clay Street, Suite 1500
   Houston, Texas 77002
Re: PAA Natural Gas Storage, L.P. — Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to PAA Natural Gas Storage, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof and to which this opinion is an exhibit. The Registration Statement relates to the registration of 17,431,704 common units (the “Common Units”) representing limited partner interests in the Partnership being offered for resale by the Selling Unitholders named therein. We have also participated in the preparation of the prospectus relating to the Registration Statement and included as a part thereof (the “Prospectus”).
     As the basis for the opinion hereinafter expressed, we have examined and relied upon such statutes, including the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), the Registration Statement, the Prospectus, the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware pursuant to the Delaware LP Act and such other documents and agreements as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the general partner of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.
     In connection with this opinion, we have assumed that (1) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (2) a prospectus supplement will have been prepared and filed with the Commission describing the Common Units offered thereby; and (3) the Common Units will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement.
     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:
1.	The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware LP Act.

2.	The Common Units have been duly authorized, validly issued and fully paid and are nonassessable.

     The opinions expressed herein are qualified in the following respects:
1.	We have assumed, without independent verification, that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

2.	We have assumed that (a) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (b) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

3.	This opinion is limited in all respects to U.S. federal laws, as interpreted by federal courts, and all applicable Delaware statutory provisions, as well as the reported judicial decisions interpreting such provisions.

     We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P. VINSON & ELKINS L.L.P.

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